UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2024

Perdoceo Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 E. Golf Road, Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PRDO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of January 23, 2024, Perdoceo Education Corporation (the “Company”) and the subsidiary guarantors thereunder entered into a Second Amendment (the “Second Amendment”) to their Credit Agreement, dated as of September 8, 2021 and as amended on April 1, 2022 (the “Existing Credit Agreement”), with the lenders from time to time parties thereto and Wintrust Bank N.A. (“Wintrust”), in its capacities as the sole lead arranger, sole bookrunner, administrative agent and letter of credit issuer thereunder (the Existing Credit Agreement, as further amended by the Second Amendment, the “Credit Agreement”).

The Second Amendment, among other things: (i) extends the maturity date of the revolving credit facility to January 31, 2027; (ii) lowers the “Prime Rate” floor from 4% to 3%; (iii) replaces BMO Bank N.A. (formerly known as BMO Harris Bank N.A.) with Valley National Bancorp as one of the lenders that is party to the revolving credit facility; and (iv) modifies the relative commitments of the lenders that are parties to the revolving credit facility.

As of January 22, 2024, no revolving loans were drawn under the Existing Credit Agreement.

The Credit Agreement continues to provide the Company with the benefit of a $125,000,000 senior secured revolving credit facility, subject to an increase in the aggregate commitment in an amount not to exceed $50,000,000 upon the Company’s request if no default has occurred and other conditions have been met, and continues to provide that (i) accrued commitment fees are payable quarterly in arrears; (ii) principal is payable at maturity; (iii) the Company may prepay amounts outstanding, or terminate or reduce the commitments, under the Credit Agreement upon same day or five business days’ prior notice, respectively, in each case without premium or penalty; and (iv) the loans and letter of credit obligations thereunder are secured by (x) substantially all assets of the Company and the subsidiary guarantors and (y) upon the occurrence of certain regulatory events or if the domestic cash and cash equivalents of the Company and the subsidiary guarantors are less than a minimum of $156,250,000, cash collateral in the aggregate amount of the loan commitments then in effect. The Credit Agreement and the ancillary documents executed in connection therewith contain customary affirmative, negative and financial maintenance covenants, including a requirement for the borrowers to maintain cash and cash equivalents in domestic accounts of at least $156,250,000 at all times. The Credit Agreement also contains customary representations and warranties, events of default and rights and remedies upon the occurrence of any event of default thereunder, including rights to accelerate the loans, terminate the commitments and realize upon the collateral securing the obligations thereunder.

There is no material relationship between the Company or any of its subsidiaries or affiliates and Wintrust, other than in respect of the Credit Agreement and certain banking relationships, all of which have been entered into in the ordinary course of business.

The foregoing descriptions of the Second Amendment and the Existing Credit Agreement do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Credit Agreement previously filed as Exhibit 10.1 to our Form 8-K filed on September 13, 2021 and the First Amendment to the Credit Agreement previously filed as Exhibit 10.1 to our Form 10-Q filed on May 5, 2022, each of which is incorporated herein by reference, and the Second Amendment, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits required by Item 601 of Regulation S-K are listed in the “Exhibit Index” which is contained in this Current Report on Form 8-K and are incorporated herein by reference.

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Second Amendment to Credit Agreement entered into as of January 23, 2024, among Perdoceo Education Corporation, the guarantors and the lenders under the Credit Agreement and Wintrust Bank, N.A., as administrative agent and letter of credit issuer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERDOCEO EDUCATION CORPORATION

By:	/s/ Ashish R. Ghia
Ashish R. Ghia
Senior Vice President and Chief Financial Officer

Date: January 23, 2024